UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 16, 2010
Date of report (Date of earliest event reported)

Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345
(Address of principal executive offices, including zip code)

 (952) 564-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)           James C. (Jim) Granger.  On April 16, 2010, James C. (Jim) Granger, our President and Chief Executive Officer, advised our Board of Directors of his intention to resign as our President, but continue to serve as our Chief Executive Officer for a transition period.  On April 21, 2010, upon the recommendation of our compensation committee, we entered into an Amended and Restated Executive Employment Agreement with Mr. Granger in connection with his plan to resign as President, effective May 7, 2010.  Mr. Granger will continue to serve as our company’s Chief Executive Officer through December 31, 2010, unless extended by mutual agreement.  Upon termination of employment, Mr. Granger also would be deemed to have resigned from our Board of Directors.

    Pursuant to the Amended and Restated Executive Employment Agreement, Mr. Granger will continue to devote substantially all of his business time and attention to the business of our company, will be physically present in our executive offices on average at least one business day per week (four to five business days per month) and will otherwise be available for company business during normal working hours.

Under the agreement, Mr. Granger will receive an annual base salary of $60,000 and be eligible to participate in any performance-based cash bonus or equity award plan for our senior executives.  Pursuant to the agreement, Mr. Granger will be eligible to receive a revised target bonus of $60,000, subject to pro-ration if applicable, if certain performance targets set by our compensation committee are achieved under our 2010 Senior Management Bonus Plan for 2010.  Mr. Granger will continue to participate in our employee benefit plans, policies, programs, perquisites and arrangements to the extent he meets eligibility and other requirements.  For periods after Mr. Granger sells his Minnesota residence, we will reimburse Mr. Granger for 50% of the cost of no more than two coach-class round-trip tickets between Minnesota and Texas per month.  Mr. Granger will be entitled to six business days of vacation per year and has agreed that any accrued but unused personal time off from service prior to May 7, 2010 will not be used, except in the case of sickness or disability.

Upon any termination of employment, Mr. Granger will receive base salary for services performed, accrued and unpaid vacation, and any interest he may have as a terminated employee in our 401(k) plan or other plans in which he participated.  Upon a termination as of December 31, 2010, or if we terminate Mr. Granger’s employment before December 31, 2010 and such termination is either without cause (as defined) or after a change in control (as defined), then, in addition to the foregoing amounts, Mr. Granger will be paid his base salary from the date of termination through December 31, 2010, and any bonus that would otherwise have been due Mr. Granger under the agreement had he worked through December 31, 2010.  In addition, if Mr. Granger is eligible to and elects to continue medical coverage from our company as provided by law (COBRA), and continues to pay his portion of the monthly medical insurance premiums, we will continue to pay our company’s portion of the monthly medical insurance premiums for COBRA coverage for Mr. Granger and his eligible dependents for a period ending on the earlier of December 31, 2010 or until Mr. Granger is eligible to be covered by another plan providing medical benefits.  All such pay and benefits will be conditioned on Mr. Granger signing a release of claims.

Mr. Granger has agreed to certain nondisparagement provisions during the term of his employment and for two years thereafter, certain nondisclosure and inventions provisions during the term of his employment and thereafter, certain noncompetition provisions during the term of his employment and for two years thereafter, and certain noninterference and nonrecruitment provisions during the term of his employment and for one year thereafter.

Pursuant to the agreement, Mr. Granger released, waived and gave up any claims against our company and related persons, including, without limitation, any rights to severance or other payments pursuant to Mr. Granger’s Executive Employment Agreement, dated December 17, 2008, which was amended and restated in its entirety by the Amended and Restated Executive Employment Agreement, dated April 21, 2010.

The foregoing description is qualified in its entirety by reference to Mr. Granger’s Amended and Restated Executive Employment Agreement, which appears as Exhibit 10 to this Current Report on Form 8-K and is incorporated by reference in response to this Item 5.02(b).

(c)           Scott W. Koller.  On April 20, 2010, our Board of Directors determined to promote Scott W. Koller, age 48, who was then serving as our Executive Vice President and Chief Operating Officer, to the positions of President and Chief Operating Officer, effective May 7, 2010.  Mr. Koller will continue to be employed at his current annual base salary and his current target bonus eligibility under our 2010 Senior Management Bonus Plan, pursuant to the terms and conditions of his Executive Employment Agreement, dated April 1, 2006.

Mr. Koller served as our Executive Vice President and Chief Operating Officer since March 2009.  Mr. Koller joined our company in November 2004.  He served as our Senior Vice President of Sales and Marketing from November 2004 through January 2007, our Executive Vice President of Sales and Marketing from February 2007 through October 2008, and our Executive Vice President of Sales and Project Management from October 2008 through March 2009.  From December 2003 to November 2004, Mr. Koller served as Vice President of Sales and Marketing for Rollouts Inc., a provider of field services for large-scale implementations.  From August 1998 to November 2003, Mr. Koller served in various roles with Walchem Corporation,  a manufacturer of metering pumps and analytical controllers, including the last three years as Vice President of Sales and Marketing.  Mr. Koller served in the U.S. Naval Nuclear Power Program from 1985 to 1992.

There are no familial relationships between Mr. Koller and any other executive officer or director of our company.  There are no transactions in which Mr. Koller has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Each of our executive officers is appointed to serve until his successor is duly appointed or his earlier removal or resignation from office.

We issued a press release regarding the promotion of Mr. Koller to President and Chief Operating Officer on April 21, 2010, which is attached hereto as Exhibit 99 and is incorporated by reference in response to this Item 5.02(c).

(e)           The changes in Mr. Granger’s annual base salary, 2010 target bonus under the 2010 Senior Management Bonus Plan and other compensatory arrangements reported pursuant to Item 5.02(b) above are incorporated by reference in response to this Item 5.02(e).

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS.

(d)           See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2010	Wireless Ronin Technologies, Inc. By /s/ Scott Ross Scott N. Ross Vice President, General Counsel and Secretary

EXHIBIT INDEX
Exhibit
Number                                Description

10 99	Amended and Restated Executive Employment Agreement by and between the Registrant and James C. Granger, dated April 21, 2010, effective May 7, 2010. Press release, dated April 21, 2010.